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                                                                   EXHIBIT 10.03


     EMPLOYMENT AGREEMENT made and entered into as of the ___ day of October, 1996 by and between Decor Group, Inc., a Delaware corporation with an office for the transaction of business in New York located at 320 Washington Street, Mount Vernon, New York 11053 ("Employer"), and Donald Feldman residing at 2112 E. Westmoreland Dr., Brae, California 92621 ("Employer").

     WHEREAS, Employee has extensive executive experience in the sales and marketing of various products; and

     WHEREAS, Employer is in the business of manufacturing and marketing metal wall, table and freestanding sculptures; and

     WHEREAS, the parties wish to enter into an agreement for the employment of the Employee by the Employer on the terms and conditions specified below;

     Now, therefore, it is mutually agreed as follows:

     1. Employment. Employer hereby employs Employees as President of the Company.

     2. Compensation. Employee will be paid as salary for his services hereunder from the Employer, in any capacity during the term hereof including without limitation services as an executive, officer, director or member of any committee of the Employer or any subsidiary, affiliate or division hereof, at the annual rate of $117,500.

     In addition, Employer will pay employee as a bonus, two percent of the sum, if any, by which Employer's net sales for each fiscal year of this agreement after the fiscal year ending June 30, 1997 (the "base year"), shall exceed the base year's sales, excluding catalog sales. Bonuses on net sales of acquired businesses or entities will be payable on increases in net

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sales of the acquired company over the period consisting of the first six (6)
months after acquisition, annualized, nearest to the end of Employer's fiscal year after the acquisition. Employee will be paid a bonus on catalog sales in the amount of one-half of one percent of the sum, if any, by which such net sales shall exceed the base year's sales. For increases in net sales of more than $10,000,000 the bonus will be in the amount of one-quarter of one percent. No bonus will be payable on annual net sales of more than $20,000,000 until the rate will be negotiated and agreed to.

     Bonuses shall be payable in six (6) equal monthly installments commencing the month in which Employer's accountants shall certify its financial statements for the appropriate fiscal years.

     Employee will be granted the option to purchase 10,000 shares of Employer's common stock for every full year of employment under this agreement,

at a price of $2.50 per share, on the terms and conditions of Employer's existing employee stock option plan. Employee acknowledges that the stock may be sold by him subject only to the applicable securities laws and rules and regulations of the Securities Exchange Commission and other authorities, and that on exercise of the option he may be required to sign appropriate investment representations.

     3. Term. The term of this agreement shall be for three (3) years from the closing date of the Company's initial public offering ("IPO"). In the event that the Employer shall decide to terminate this agreement at any time after the first year, it will have the right to do so upon the continuation of payment of eighty percent (80%) of Employee's salary. Employee will thereupon be obligated to seek other employment, and the amounts payable by Employer will be

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reduced by Employee's other income.

     4. Duties. Employee will devote all of his working time and attention to Employer's business and to the performance of his duties which will include the following:

     (a) Development of additional sales and new marketing strategies for Employer.

     (b) Assist in marketing and merchandising of Employer's products.


     (c) Create a national sales market for Employer's wall sculpture business.

     (d) Arrange for direct importation of products to be sold by Employer.

     (e) Develop a new direct line for national distribution.

     (f) Supervise national sales representative organizations utilized and to be utilized.

     (g) Assist in identifying potential acquisitions.

     (h) Utilize his best efforts with respect to sales, marketing and merchandising.

     5. Reimbursement. Employer shall reimburse Employee for all authorized reasonable and necessary expenses incurred by him in performing his duties for the Employer, including without limitation travel and entertainment expenses within approved budgetary amounts. Such expenses will include up to $400 a month for use of an automobile, $2,500 toward the down payment of a lease, and up to $200 a month towards insurance, maintenance and license fees, all in connection with the performance of his services hereunder. If the Employee is discharged prior to the conclusion of the Employee's lease of an automobile, Employer at its option will continue the lease payments on the automobile or will pay the termination fee under the lease, and will assume or reimburse the Employee for any of his lease obligations. The price of the automobile will not exceed $40,000.

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    Employee will relocate his home in the event that he and Employer should agree that he will do so. The Employer will pay or reimburse Employee for the cost of movers and of rental of a temporary residence for a reasonable period of time, in amounts to be agreed to by Employer and Employee before they are committed to or expended.

    6. Insurance. Employer will reimburse Employee for his Cobra payments for his and his family's existing health insurance through his former employer, except to the extent that Employee heretofore contributed to the cost of such insurance. Employer will reimburse Employee for the cost of his current disability insurance under Cobra. After the expiration of the Cobra period, Employer will obtain for Employee and his family a health insurance plan comparable to that furnished other senior executive employees, and a disability insurance policy in the amount of two thirds of employees intial salary provided that the annual payments for the disability insurance will not exceed $4,200. In addition, Employer will reimburse employee for the cost of $25,000 of the Employee's existing term life insurance.

    7. Vacation. Employee shall be entitled to paid vacations which are appropriate for persons or his status, annually, to be taken by him at such times an shall be appropriate in light of his Position and which will not interfere with the performance of his duties.

    8. Confidentiality. Employee will not disclose to third parties any information or documents which are confidential and proprietary to Employer except in furtherance of the Employer's business. In addition, during the term of this agreement Employee will not own any stock or have any other direct or indirect ownership or other interest in any business which compete or will be competitive with Employer.

    9. Modification. This agreement contains the entire understanding of the parties

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hereto with respect to the subject matter herein contained, and no amendment or modification or termination thereof shall be valid unless expressed in a written instrument signed by the party or parties to be charged.

    10. Successors and assigns. This agreement shall not be assignable by the Employee but it is binding upon and shall inure to the benefit of the parties hereto and Employee's heirs and personal representative and binding upon and to the benefit of Employer's successors and assigns.

    11. Applicable Law. This agreement shall be governed by the law of the State of New York. If any provision of this will be determined to be unenforceable, it will not effect the enforceability of the agreement's other terms and provisions. The State Courts of the State of New York will have exclusive jurisdiction in the event of litigation between Employer and Employee, who waive their right to a jury trial.


                                          Decor Group, Inc.


                                       By:__________________
                                          Name:
                                          Title:



                                          __________________
                                          Donald Feldman